                               ADOPTION AGREEMENT
                  (Relating to Shareholder Services Agreements)
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         This Adoption Agreement (the "Agreement") made as of November 23, 1999 by and between Delaware Group Equity Funds II, a Delaware business trust (the "Trust"), on behalf of each of its series (each, a "Series"), and Delaware Service Company, Inc. ("DSC"), a Delaware corporation.

                                    RECITALS:

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Trust is the successor to Delaware Group Equity Funds II, Inc. (the "Predecessor Corporation") and, on behalf of each Series, intends to adopt the Shareholder Services Agreement applicable to the corresponding series (the "Predecessor Series") of the Predecessor Corporation.

         WHEREAS, the Shareholder Services Agreements in effect between the Predecessor Corporation, on behalf of the Predecessor Series, and DSC are set forth in Schedule A to this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

1. Each Shareholder Services Agreement previously in effect between the Predecessor Corporation, on behalf of a Predecessor Series, and DSC is hereby adopted in its entirety by the Trust on behalf of the corresponding Series, except that all references to the Predecessor Corporation shall be replaced with references to the Trust and all references to the Predecessor Series shall be replaced with references to the corresponding Series.

2. Each Shareholder Services Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                         DELAWARE GROUP EQUITY FUNDS II


                                         By:  /s/ David K. Downes
                                            --------------------------------
                                         Name:    David K. Downes
                                         Title:   President


                                         DELAWARE SERVICE COMPANY,
                                         INC.


                                         By:  /s/ Douglas L. Anderson
                                            --------------------------------
                                         Name:    Douglas L. Anderson
                                         Title:   Senior Vice President

                                   SCHEDULE A


1. Shareholder Services Agreement dated as of 9/14/98 with respect to Blue Chip, Decatur Equity Income, Growth and Income, Social Awareness and Diversified Value Funds.